UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2026

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	New York Stock Exchange and NYSE Texas
Depositary Shares, each representing a 1/20 interest in a share of 8.50% Series A Mandatory Convertible Preferred Stock	WHR-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Supplemental Indenture Relating to 1.100% Notes Due 2027

On June 18, 2026, Whirlpool Finance Luxembourg S.à r.l. (the “Issuer”) entered into a supplemental indenture (the “First Supplemental Indenture”), among the Issuer, as issuer, Whirlpool Corporation, as parent (the “Company”), and U.S. Bank Trust Company, National Association, as successor-in-interest to U.S. Bank National Association, as trustee (the “Trustee”), to the indenture, dated as of November 2, 2016 (the “Indenture”), relating to the 1.100% Notes due 2027 (ISIN: XS1716616179) (the “2027 Notes”).

The First Supplemental Indenture was entered into to effectuate a certain amendment (the “Amendment”) to the Indenture with respect to the 2027 Notes for which consents were solicited in the previously announced tender offer and consent solicitation described in the Offer to Purchase and Consent Solicitation Statement, dated June 1, 2026 (the “Tender Offer and Consent Solicitation”). Specifically, the First Supplemental Indenture will amend the Indenture by revising the first sentence of Section 10.01 (Satisfaction and Discharge of Indenture) with respect to the 2027 Notes by replacing all references to “one year” with “two years,” thereby accelerating the Issuer’s ability to satisfy and discharge the Indenture with respect to the 2027 Notes. The Amendment will become operative pursuant to the terms of the First Supplemental Indenture once the Company has purchased all tendered 2027 Notes at the expiration of the Tender Offer and Consent Solicitation.

As of 5:00 p.m., Central European time (11:00 a.m., New York City time), on June 12, 2026, €546,715,000 aggregate principal amount of the 2027 Notes, representing approximately 91.12% of the outstanding principal amount of the 2027 Notes, had been validly tendered (and not validly withdrawn), which amount was sufficient to constitute the requisite consents to approve the Amendment.

A copy of the First Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. The description of the First Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the First Supplemental Indenture.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events

Nothing in this Current Report on Form 8-K constitutes an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	First Supplemental Indenture, dated as of June 18, 2026, among Whirlpool Finance Luxembourg S.à r.l., as issuer, Whirlpool Corporation, as parent, and U.S. Bank Trust Company, National Association, as successor-in-interest to U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: June 18, 2026	By:	/s/ Roxanne L. Warner
	Name:	Roxanne L. Warner
	Title:	Executive Vice President and Chief Financial Officer